SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

          Date of Report (Date of earliest event reported) MAY 19, 1995

                            MEDICAL INNOVATIONS, INC.
             (Exact name of registrant as specified in its charter)

         DELAWARE                0-17787               76-0280551
  (State or jurisdiction       (Commission          (I.R.S. Employer
     of incorporation)         File Number)        Identification No.)
                        ______________________________

  ONE RIVERWAY, SUITE 2300, HOUSTON, TEXAS               77056
  (Address of principal executive offices)             (Zip Code)

        Registrant's telephone number, including area code (713) 688-6600

                                       N/A
          (Former name or former address, if changed since last report)
                         ______________________________

                             Exhibit Index at Page 4

                                     Page 1
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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

On May 19, 1995 the Registrant acquired from Arthur L. Rice, Virginia F. Rice, Kenneth A. Rice, Lucille Rice Roberts, Lauretta Rice Colvin and Angela Rice McBride (collectively, the "Selling Shareholders"), in a stock for stock transaction, all of the issued and outstanding shares of common stock of Hospital HomeCare Corporation ("HHCC") pursuant to an Agreement and Plan of Reorganization dated May 19, 1995 (the "Agreement"). The assets of HHCC consist primarily of accounts receivable, contract rights, equipment and various related assets. Such assets were used by HHCC in connection with its business as a provider of hospital home health management services in various states. The Registrant intends to continue HHCC's historical business utilizing its assets. The acquisition of HHCC was a privately negotiated transaction and, to the best of the Registrant's knowledge, there was no relationship between HHCC and the Registrant, or any affiliate, director or officer of the Registrant, or any associate of any such director or officer.

The transaction was closed on May 19, 1995. The Registrant acquired the HHCC stock, valued at $4,700,000, in exchange for 3,262,473 newly-issued restricted shares of the Registrant's common stock, the number of which was determined in accordance with an exchange formula set forth in the Agreement. The value of HHCC was based upon, among other business factors, HHCC's unaudited operating results, after certain pro forma adjustments, for its fiscal year ended March 31, 1995, and estimated operating results, after certain pro forma adjustments, for the remainder of the Registrant's fiscal year ending December 31, 1995 and its fiscal year ending December 31, 1996. In addition, Arthur L. Rice, one of the Selling Shareholders, entered into a three year Employment Agreement with the Registrant, which included a covenant restricting Mr. Rice's ability to engage in the same business in which HHCC is engaged without the consent of the Registrant, under which he will receive an annual salary of $50,000. In connection with the Employment Agreement, Mr. Rice received, under the Registrant's 1988 Stock Option Plan, an option to purchase 100,000 shares of the Registrant's common stock at the price of $1.6875, the fair market value of a share of Registrant's common stock on May 19, 1995, the date of grant.

Of the shares of the Registrant's common stock exchanged for the HHCC common stock, 163,124 shares (the "Escrowed Stock") were delivered to an escrow agent to be held in escrow for a period of four (4) years. During the term of the escrow, shares of the Escrowed Stock will be returned to the Registrant to satisfy specific claims by Registrant against the Selling Shareholders for indemnification under the Agreement. On May 19, 1997, one-half of the Escrowed Stock, less any amounts previously transferred to Registrant for indemnification claims or reserved for pending claims for indemnification, will be delivered to the Selling Shareholders. On May 19, 1999, any remaining Escrowed Stock, less any amounts reserved for pending claims for indemnification, will be returned to the Selling Shareholders. For purposes of determining the number of shares of the Escrowed Stock to be transferred to the Registrant, each share of the Escrowed Stock will be deemed to have the same value as used in the Agreement to determine the number of shares of the Registrant's common stock exchanged for the HHCC common stock.
                                     Page 2

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a)  Financial Statements of businesses acquired.

At the date of this Report, it is impracticable to provide the financial statements of HHCC required by Form 8-K. The Registrant intends to file such financial statements under cover of a Form 8 amendment to this Report as soon as possible, but in no event later than August 4, 1995.

(b)  Pro forma financial information.

At the date of this Report, it is impracticable to provide the pro forma financial statements required by Form 8-K. The Registrant intends to file such financial information under cover of a Form 8 amendment to this Report as soon as possible, but in no event later than August 4, 1995.

(c) Exhibits.

Documents filed as part of this report:

       1. Agreement and Plan of Reorganization, dated as of May 19, 1995, by and among Medical Innovations, Inc., Hospital HomeCare Corporation, Arthur L. Rice, Virginia F. Rice, Kenneth A. Rice, Lucille Rice Roberts, Lauretta Rice Colvin and Angela Rice McBride. The schedules to the Agreement, other than Schedule 2.2, which sets forth the shares of common stock to be issued by the Registrant pursuant to the Agreement, have been omitted and are as described in the Agreement. The Registrant hereby agrees to furnish supplementally a copy of any omitted schedule to the Commission upon request.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           MEDICAL INNOVATIONS, INC.

                                           By:   /s/  MARK H. FISHER
                                                 Mark H. Fisher, President

Date:  May 24, 1995
                                     Page 3
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                                  EXHIBIT INDEX

EXHIBIT
 NUMBER                         EXHIBIT DESCRIPTION                       PAGE
-------                         -------------------                       ----

   2.1    --Agreement and Plan of Reorganization, dated as of May 19,
            1995, by and among Medical Innovations, Inc., Hospital
            HomeCare Corporation, Arthur L. Rice, Virginia F. Rice,
            Kenneth A. Rice, Lucille Rice Roberts, Lauretta Rice Colvin
            and Angela Rice McBride. The schedules to the Agreement,
            other than Schedule 2.2, which sets forth the shares of
            common stock to be issued by the Registrant pursuant to the Agreement, have been omitted and are as described in the Agreement. The Registrant hereby agrees to furnish supplementally a copy of any omitted schedule to the
            Commission upon request.                                        __

                                     Page 4
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